Exhibit 10.06

LEASE TERMINATION AGREEMENT AND MUTUAL RELEASE OF CLAIMS

This Lease Termination Agreement and Mutual Release of Claims (“Agreement”) is made, for reference purposes, as of the 4th day of October, 2002, by and between SQUARE 24 ASSOCIATES dba SQUARE 24 ASSOCIATES, L.P. (“Landlord”), on the one hand, and ZAMBA CORPORATION (“Tenant”), on the other hand, with reference to the following facts:

A.            Landlord and Tenant entered into an Office Lease dated as of September 14, 1998 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 15, 1998 (the “First Amendment”), that certain Second Amendment to Lease dated as of December 21, 2000 (the “Second Amendment”), and that certain Third Amendment to Lease dated as of February 6, 2002 (collectively, the “Lease”), pursuant to which Tenant agreed to lease from Landlord certain office space located at Hacienda West, Suite 345, 3875 Hopyard Road, Pleasanton, CA (“the Premises”), which Premises are more fully described in the Lease.

B.            Under the Original Lease, Tenant provided Landlord with a security deposit in the amount of $10,791.00.  Under the Second Amendment, Tenant provided Landlord with an additional security deposit of $24,815.91.  The original security deposit and the additional security deposit shall be referred to collectively as the Security Deposit.

C.            On or about January 9, 2002, Tenant and Park Place Capital Corporation (“Park Place”) entered into a Sublease dated as of January 9, 2002 (the “Sublease”), pursuant to which Park Place agreed to sublease from Tenant approximately 6,201 rentable square feet, as more particularly described in the Sublease (the “Sublease Premises”).  Landlord granted its consent to the Sublease pursuant to that certain Sublease Consent and Agreement dated as of February 7, 2002 between Landlord, Tenant, and Park Place (the “Consent”).

D.            On or about July 12 and July 15, 2002, Landlord served Tenant with a Three-Day Notice To Pay Or Quit Possession Of The Premises And Notice Of Termination.

E.             On or about July 12, 2002, Landlord served Park Place with a Notice Of Election To Continue Sublease Following Termination Of Master Lease pursuant to Section 4.1(a) of the Sublease Consent and Agreement (the “Notice”).

F.             Except for Park Place’s continued occupancy of the Sublease Premises, Tenant has vacated the Premises.

G.            The parties now desire to settle and compromise any and all claims which they have against each other arising out of the Lease and/or the Premises.

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

1.             Payment.  Tenant shall pay Landlord as follows:

(a)           Upon execution of the Agreement, Tenant relinquishes all right, interest and entitlement to the Security Deposit.

(b)           On or before October 4, 2002, Tenant shall pay, by cashier’s check made payable to “Square 24 Associates,” the sum of Thirty Thousand Dollars and no cents ($30,000.00).

(c)           On or before October 18, 2002, Tenant shall pay, by cashier’s check made payable to “Square 24 Associates,” the sum of Twenty Thousand Dollars and no cents ($20,000.00).

2.             Assignment of Tenant’s Interest in Sublease.  Tenant hereby acknowledges that, pursuant to Section 4.1(a) of the Consent, Landlord has elected to continue the Sublease as a direct lease, subject to the provisions of Section 4.2 of the Consent.  In connection therewith, Tenant hereby assigns and transfers to Landlord all of Tenant’s right, title and interest in and to the Sublease, effective as of July 19, 2002.  Without limiting the foregoing, Tenant hereby irrevocably assigns to Landlord any and all claims, of any nature whatsoever, arising from or relating to the Sublease which Tenant has against Park Place.  If the assignment of any of such claims is deemed to be unlawful or otherwise unenforceable, Tenant shall nevertheless be obligated to assign the other, assignable claims to Landlord.  Nothing herein shall obligate the Landlord to prosecute or take any other action on the claims assigned to them by Tenant.  In addition, Tenant agrees that it shall take all action necessary to transfer to Landlord all of Tenant’s rights in connection with the security deposit provided by Park Place pursuant to the Sublease.

3.             Lease Termination.  Landlord and Tenant acknowledge and agree that the Lease is deemed terminated as of July 19, 2002, and Tenant and Landlord shall have no further rights, obligations, or claims with respect to each other arising under the Lease, except for (a) the waivers of claims or rights and the releases and the obligations of Tenant under the Lease to indemnify, protect, defend and hold harmless Landlord and other Indemnitees (as defined in Section 5 below), and (b) any obligations arising under this Agreement.  Tenant hereby agrees that any and all options granted to Tenant under the Lease to extend the term of the Lease and any rights of first refusal or first offer granted to Tenant under the Lease, if any, shall be of no further force or effect.

4.             Releases.

(a)           Release of Tenant.  Following satisfaction of the payment obligations specified in Paragraph 1, Landlord, for itself and its past, present and future parents, subsidiaries, affiliated entities, directors, partners, officers, shareholders, members, agents, employees, successors and assigns, and each of them (the “Landlord Releasing Parties”), do hereby release and forever discharge Tenant, its past, present and future parents, subsidiaries, affiliated entities, directors, partners, officers, shareholders, members, agents, employees, successors and assigns (collectively “the Tenant Released Parties”) of and from any and all claims, demands, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever (hereinafter “Claims”), whether now known or unknown, which the Landlord Releasing Parties ever had, now have, or may have against the Tenant Released Parties, or any of them, which relate in any way to the Lease, the Premises, the Sublease, and/or the Consent, except as specified in paragraph 3 hereof.  Nothing herein, however, shall be construed as a release of any Claims that the Landlord Releasing Parties may have against Park Place.

(b)           Release of Landlord.  Upon execution of the Agreement, Tenant, for itself and its past, present and future parents, subsidiaries, affiliated entities, directors, partners, officers, shareholders, members, agents, employees, successors and assigns, and each of them (collectively, the “Tenant Releasing Parties”), do hereby release and forever discharge Landlord, its past, present and future parents, subsidiaries, affiliated entities, directors, partners, officers, shareholders, members, agents, employees, successors and assigns, and each of them (the “Landlord Released Parties”), of and from any and all Claims, whether now known or unknown, which the Tenant Releasing Parties ever had, now have, or may have against the Landlord Released Parties, or any of them, which relate in any way to the Lease, the Premises, the Sublease, and/or the Consent.

(c)           Waiver of Civil Code Section 1542.  It is understood that there is a risk that subsequent to the execution of this Agreement, each of the Parties might incur or suffer loss, damage or injury which is in some way related to, or caused by, matters or transactions which are the subject of this Agreement, but which were unknown or unanticipated at the time this Agreement is signed.  It is understood that the facts with respect to which this general release is given may hereafter turn out to be different from the facts now known to it or believed to be true, and each of the Parties expressly assume the risk of the facts turning out to be so different and agree that the foregoing general release shall be in all respects effective and not subject to termination or rescission as a result of any such difference in facts.  Each of the Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which is known by him must have materially affected his settlement with the debtor.

Each of the Parties hereto, being aware of said code section, with full knowledge and intent to execute a full and complete release, hereby expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

5.             Representations and Warranties.

(a)           Tenant’s Representation.  Tenant represents and warrants to Landlord that (i) with the exception of the Sublease, Tenant has not assigned, encumbered or otherwise transferred the Lease or any interest under the Lease or any claim, obligation, action or cause of action arising from the Lease; (ii) all corporate action has been taken by Tenant to approve this Agreement, and the person signing this Agreement on behalf of Tenant has been duly authorized to sign and deliver this Agreement on behalf of Tenant; (iii) no proceeding has been commenced by or against Tenant which seeks to declare Tenant a bankrupt or an insolvent or to liquidate or dissolve the corporation, Tenant has made no general assignment of its assets for the benefit of its creditors, and no corporate action has been taken by Tenant authorizing any such proceeding, action, or assignment; (iv) to the best of Tenant’s knowledge, Tenant did not use, manufacture, store, or dispose of any hazardous or controlled substances or wastes which are regulated by any state, local or federal laws or ordinances on the Premises and to the best of Tenant’s knowledge, no such hazardous or controlled substances or wastes have been spilled or otherwise disposed of on the Premises during the term of this Lease; and (v) this Agreement constitutes a legal, valid and binding Agreement of Tenant enforceable against Tenant in accordance with its terms.

(b)           Landlord’s Representation.  Landlord represents to Tenant that (i) all partnership and/or corporate action has been taken by Landlord to approve this Agreement and the person signing the Agreement on behalf of Landlord has been duly authorized to sign and deliver this Agreement on behalf of Landlord; and (ii) this Agreement constitutes a legal, valid and binding Agreement of Landlord enforceable against Landlord in accordance with its terms.

6.             Miscellaneous.

(a)           Voluntary Agreement.  This Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of the parties, or of any other person, firm or other entity.

(b)           Parties Represented by Counsel.  The parties represent and acknowledge that each of them has been represented by counsel of their choice in the negotiations for and in the preparation of this Agreement and all matters covered by or related to this Agreement.  Each party has read this Agreement and has been advised by such counsel with respect to all rights which are affected by this Agreement and is fully aware of the contents of this Agreement and its legal effect.  Each party hereby authorizes and directs its respective attorneys to execute and deliver such other and further documents as may be required to carry out the terms of this Agreement.

(c)           Construction and Enforceability.  This Agreement is the product of negotiations between the Landlord and Tenant and shall not be construed strictly for or against either party.  If any provision of this Agreement shall be held to be invalid or unenforceable, it shall be adjusted rather than voided, if possible, in order to give effect to the intent of the Landlord and Tenant, and all other provisions of this Agreement shall continue in full force and effect to the extent permitted by law.

(d)           Entire Agreement.  The parties agree and acknowledge that this Agreement represents the entire understanding between them, and that no promises or representations of any kind other than as set forth herein have been made by, or on behalf of, the parties to one another.  Each party specifically agrees that, in entering into this Agreement, he, she or it has not relied on any representation or opinion of fact, law or otherwise, made by any other party or attorney, other than the representations set forth in writing herein.

(e)           Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the Parties and their respective successors, assigns, predecessors, agents, servants, partners, officers, directors, attorneys, employees and representatives, and their respective present, former and future heirs, executors and administrators.

(f)            Attorneys’ Fees and Costs.  Landlord and Tenant shall each bear their own costs and attorneys’ fees incurred in connection with this Agreement.  In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any party’s rights or remedies under this Agreement, including any action to collect any payments required under this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party.  This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

(g)           Venue.  Any suit, action, arbitration or other proceeding of any nature whatsoever filed or initiated to enforce or interpret the provisions of this Agreement shall be filed in the Superior Court of the City and County of Alameda, California or in the Federal District Court for the Northern District of California, if appropriate under federal law, and in no other forum.

(h)           Governing Law.  This Agreement is entered into in accordance with the laws of the State of California and shall be governed by and interpreted in accordance with those laws.

(i)            Modifications and Amendments.  No amendment, change or modification of this Agreement shall be valid unless made in writing and signed by all parties hereto.

(j)            Further Assurances.  Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances and shall do any and all acts or things reasonably necessary in connection with the performance of their obligations hereunder to carry out the express intent of the parties hereto.

(k)           Parties to Bear Own Costs.  All parties to this Agreement shall bear their own attorneys’ fees and costs of suit in the negotiations for and completion of this Agreement.

(l)            Headings.  The various headings used in this Agreement are solely for the convenience of the parties and shall not be used to interpret this Agreement.

(m)          Authority.  Each signatory hereto represents that each has the requisite and actual authority to bind the party for whom such signatory signs.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date hereinabove written.

TENANT:		LANDLORD:

ZAMBA CORPORATION, a Delaware corporation		SQUARE 24 ASSOCIATES (d.b.a. Square 24 Associates L.P.)

		By:	Carr Real Estate Services, L.L.C.,
By:	/s/ Ian Nemerov	Its:	General Partner

Name: Ian Nemerov		By:	Carr Real Estate Services Partnership
		Its:	Managing Partner
Its: General Counsel
			By:	Carr Realty, L.P.,
			Its:	Managing Partner

				By:	CarrAmerica Realty Corporation
				Its:	General Partner

				By:	/s/ Christopher Peatross
Christopher Peatross Managing Director